Report of Independent Registered
Public Accounting Firm

To the Shareholders and Board of
Trustees of Deutsche Municipal
Income Trust:
In planning and performing our audit
of the financial statements of
Deutsche Municipal Income Trust
(the Company), as of and for the
year ended November 30, 2015, in
accordance with the standards of the
Public Company Accounting
Oversight Board (United States), we
considered the Company's internal
control over financial reporting,
including controls over safeguarding
securities, as a basis for designing
our auditing procedures for the
purpose of expressing our opinion
on the financial statements and to
comply with the requirements of
Form N-SAR, but not for the purpose
of expressing an opinion on the
effectiveness of the Company's
internal control over financial
reporting. Accordingly, we express
no such opinion.
The management of the Company is
responsible for establishing and
maintaining effective internal control
over financial reporting. In fulfilling
this responsibility, estimates and
judgments by management are
required to assess the expected
benefits and related costs of
controls. A company's internal
control over financial reporting is a
process designed to provide
reasonable assurance regarding the
reliability of financial reporting and
the preparation of financial
statements for external purposes in
accordance with generally accepted
accounting principles. A company's
internal control over financial
reporting includes those policies and
procedures that (1) pertain to the
maintenance of records that, in
reasonable detail, accurately and
fairly reflect the transactions and
dispositions of the assets of the
company; (2) provide reasonable
assurance that transactions are
recorded as necessary to permit
preparation of financial statements in
accordance with generally accepted
accounting principles, and that
receipts and expenditures of the
company are being made only in
accordance with authorizations of
management and directors of the
company; and (3) provide
reasonable assurance regarding
prevention or timely detection of
unauthorized acquisition, use or
disposition of a company's assets
that could have a material effect on
the financial statements.
Because of its inherent limitations,
internal control over financial
reporting may not prevent or detect
misstatements. Also, projections of
any evaluation of effectiveness to
future periods are subject to the risk
that controls may become
inadequate because of changes in
conditions, or that the degree of
compliance with the policies or
procedures may deteriorate.
A deficiency in internal control over
financial reporting exists when the
design or operation of a control does
not allow management or
employees, in the normal course of
performing their assigned functions,
to prevent or detect misstatements
on a timely basis. A material
weakness is a deficiency, or a
combination of deficiencies, in
internal control over financial
reporting, such that there is a
reasonable possibility that a material
misstatement of the company's
annual or interim financial
statements will not be prevented or
detected on a timely basis.
Our consideration of the Company's
internal control over financial
reporting was for the limited purpose
described in the first paragraph and
would not necessarily disclose all
deficiencies in internal control that
might be material weaknesses under
standards established by the Public
Company Accounting Oversight
Board (United States). However, we
noted no deficiencies in the
Company's internal control over
financial reporting and its operation,
including controls over safeguarding
securities that we consider to be a
material weakness as defined above
as of November 30, 2015.
This report is intended solely for the
information and use of management
and the Board of Trustees of
Deutsche Municipal Income Trust
and the Securities and Exchange
Commission and is not intended to
be and should not be used by
anyone other than these specified
parties.



/s/ ERNST & YOUNG LLP


Boston, Massachusetts
January 25, 2016